UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2011
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DYNEX CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-9819 (Commission File Number)	52-1549373 (IRS Employer Identification No.)

4991 Lake Brook Drive, Suite 100 Glen Allen, Virginia (Address of principal executive offices)	23060-9245 (Zip Code)

Registrant's telephone number, including area code: (804) 217-5800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Pursuant to Item 5.07(d) of Form 8-K, Dynex Capital, Inc. (the “Company”) is filing this Amendment to its Form 8-K originally filed on May 17, 2011 solely for the purpose of disclosing the Company's decision on the frequency of future advisory votes on executive compensation.

Item 5.07.     Submission of Matters to a Vote of Security Holders.

In the proxy statement that the Company provided to its shareholders in connection with the Company's 2011 Annual Meeting of Shareholders (the “Annual Meeting”), Proposal Three (Advisory and Non-Binding Vote on Frequency of Vote Regarding Executive Compensation) asked that shareholders vote, on an advisory basis, to recommend the frequency of future advisory votes on executive compensation. These advisory votes on executive compensation are periodic, non-binding shareholder votes to approve the compensation paid to the Company's named executive officers as disclosed in the Company's proxy statements, and are required under Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”).

At the Annual Meeting on May 11, 2011, approximately 73% of the shares voting on Proposal Three voted in favor of an annual frequency for future advisory votes on executive compensation. Consistent with the shareholders' vote on Proposal Three, the Board of Directors of the Company has approved an annual frequency for future advisory votes on executive compensation. As a result, the Company expects that an advisory vote on executive compensation will be held every year through 2017, when the next shareholder vote on the frequency of future advisory votes on executive compensation is required under the Exchange Act.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date:	September 9, 2011	By:	/s/ Stephen J. Benedetti
Stephen J. Benedetti
Executive Vice President, Chief Operating Officer and Chief Financial Officer